                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                 Commission Only (as permitted by
[ ] Definitive Additional Materials            Rule 14a-6(e)(2))
[ ] Soliciting Material Under Rule 14a-12

                              DUCOMMUN INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5) Total fee paid:

--------------------------------------------------------------------------------
         [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
         (3) Filing Party:

--------------------------------------------------------------------------------
         (4) Date Filed:

--------------------------------------------------------------------------------

                           DUCOMMUN INCORPORATED LOGO

                             DUCOMMUN INCORPORATED
                      111 WEST OCEAN BOULEVARD, SUITE 900
                          LONG BEACH, CALIFORNIA 90802
                                 (562) 624-0800
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 2, 2001
                            ------------------------

To the Shareholders of
Ducommun Incorporated:

     Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the "Corporation"), will be held at the Renaissance Long Beach Hotel, 111 East Ocean Boulevard, Long Beach, California, on Wednesday, May 2, 2001, at the hour of 9:00 o'clock A.M. for the following purposes:

          1. To elect three directors to serve for three-year terms ending in 2004.

          2. To approve the Corporation's 2001 Stock Incentive Plan.

          3. To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

     March 12, 2001 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

     To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

                                            By Order of the Board of Directors

                                                     James S. Heiser
                                                        Secretary
Long Beach, California
March 24, 2001

                             DUCOMMUN INCORPORATED
                      111 WEST OCEAN BOULEVARD, SUITE 900
                          LONG BEACH, CALIFORNIA 90802
                                 (562) 624-0800
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is being mailed on or about March 24, 2001 to shareholders of Ducommun Incorporated (the "Corporation") who are such of record on March 12, 2001, in connection with the solicitation of proxies for use at the Corporation's Annual Meeting of Shareholders to be held at 9:00 o'clock A.M. on May 2, 2001, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying proxy is solicited by the Board of Directors of the Corporation. Solicitation will be made by mail, interview, telephone and telegraph. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $4,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

     Proxies in the accompanying form will be voted in accordance with the instructions given therein. If no instructions are given, the proxies will be voted for the election as directors of the management nominees, and in favor of each of the proposals described herein. Any shareholder may revoke his proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

     The close of business on March 12, 2001 has been fixed as the record date (the "Record Date") for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 9,626,424 shares (excluding treasury shares) of Common Stock, $.01 par value per share (the "Common Stock"). In the election of directors, each holder of Common Stock will be entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among two or more candidates. Votes may not be cast, however, for a greater number of candidates than the number of nominees named herein. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

     A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

     In the election of directors, the three candidates receiving the highest number of votes will be elected to fill the vacancies on the Board of Directors.

     The Corporation's 2000 Annual Report to Shareholders is being mailed to shareholders with this Proxy Statement.

                            1. ELECTION OF DIRECTORS

     Three directors (out of a total of eight) are to be elected at the forthcoming Annual Meeting to serve for three-year terms expiring at the Annual Meeting in 2004 and thereafter until their successors are elected and qualified. The nominees for such positions are Norman A. Barkeley, H. Frederick Christie and Kevin S. Moore. In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of the foregoing nominees. Management does not contemplate that any of the nominees will be unable to serve as directors, but if that should occur the persons designated in the proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 2001 Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR MESSRS. BARKELEY, CHRISTIE AND MOORE AS DIRECTORS.

     The following information is furnished as of March 12, 2001, with respect to each of the three persons who are nominees for election to the Board of Directors, as well as for the other five directors of the Corporation whose terms of office will continue after the 2001 Annual Meeting.

                                                                     DIRECTOR     TERM
     NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS       AGE     SINCE      EXPIRES
     --------------------------------------------------       ---    --------    -------
Norman A. Barkeley                                            71       1987       2004
  Chairman Emeritus of the Board of the Corporation
Joseph C. Berenato                                            54       1997       2003
  Chairman of the Board, Chief Executive Officer and
  President of the Corporation; Director, SMALLCAP World
  Fund; Trustee, New Economy Fund of the Capital Research &
  Management Company
H. Frederick Christie                                         67       1985       2004
  Consultant; Retired President and Chief Executive Officer,
  The Mission Group (subsidiary of SCEcorp); Director,
  Ultramar Diamond Shamrock Corp., AECOM Technology Corp.,
  IHOP Corp., Southwest Water Company, Capital Income
  Builder, Inc., SMALLCAP World Fund, AMCAP Fund, Capital
  World Growth and Income Fund, Inc., and American Mutual
  Fund, Inc.; Trustee, American Variable Insurance and New
  Economy Fund; and Director or Trustee of twelve fixed
  income funds of the Capital Research & Management Company
Eugene P. Conese, Jr.                                         41       2000       2003
  President and Chief Executive Officer, Aero Capital LLC
  (private investment firm); Director, World Air Lease, Inc.
  and Fast Channel Network, Inc.
Ralph D. Crosby, Jr.                                          53       2000       2003
  President, Integrated Systems Sector of Northrop Grumman
  Corporation
Robert C. Ducommun                                            49       1985       2002
  Management Consultant; Director, American Metal Bearing
  Company and Inventa Technology Corporation

                                                                     DIRECTOR     TERM
     NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS       AGE     SINCE      EXPIRES
     --------------------------------------------------       ---    --------    -------
Kevin S. Moore                                                46       1994       2004
  President, The Clark Estates, Inc. (private investment
  firm); Director, 3D Systems Corporation, Datatec Systems,
  Inc. and National Baseball Hall of Fame & Museum, Inc.
Thomas P. Mullaney                                            68       1987       2002
  General Partner, Matthews, Mullaney & Company (private
  investment firm); Director, Breuner's Home Furnishings
  Corporation, Lucas Arts Entertainment Company, Lucas
  Digital Ltd. and New Bristol Farms, Inc.

     The Board of Directors met five times in 2000. All incumbent directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board on which they served during 2000. Each of the persons named above were elected by the shareholders at a prior annual meeting. Mr. Mullaney was previously a director of the Corporation in 1984 and 1985.

     Directors who are not employees of the Corporation or a subsidiary are paid an annual retainer of $12,500 and receive $1,000 for each Board of Directors meeting, Shareholders meeting or Committee meeting they attend. Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his fees for service as a director until he retires as a director, at which time the deferred fees will be paid to him with interest. A retiring director will also receive the annual retainer fee in effect at the time of retirement or at the time of payment, whichever is higher, for life or for a period of years equal to his service as a director, whichever is shorter, provided that the director retires after the age of 65, has served as a director for at least five years and is not an employee of the Corporation when he retires (the "retirement benefits"). In 1997, accrual of additional retirement benefits under the Directors Deferred Income and Retirement Plan was terminated, but existing directors remain eligible for retirement benefits accrued to such date. Directors are also eligible to participate in the Corporation's 1994 Stock Incentive Plan and 2001 Stock Incentive Plan, subject to shareholder approval. Directors who are not employees of the Corporation or a subsidiary, following each annual meeting of shareholders, in 2000 were granted stock options to purchase 3,000 shares, and in 2001 will be granted stock options to purchase 3,000 shares, of Common Stock of the Corporation at an exercise price equal to 100% of the closing price of the Corporation's Common Stock on the New York Stock Exchange on the date of grant.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Forms 5 were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a) except that
(i) Joseph C. Berenato, Chairman of the Board, President and Chief Executive Officer of the Corporation, failed to report one transaction on a timely basis on one Form 4 that was subsequently filed, and (ii) Jeffrey P. Abbott, president of the Corporation's Aerochem, Inc. subsidiary, failed to report one transaction on a timely basis on one Form 4 that was subsequently filed.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation has standing Executive, Audit, Compensation and Nominating Committees. The members of the Executive Committee are Messrs. Barkeley, Berenato and Mullaney. The Executive Committee, which did not meet formally during 2000, performs the same function as the Board of Directors, subject to certain limitations, including limitations on the power to amend or repeal the Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation, or recommend to the shareholders the sale, lease or exchange of substantially all of the property and assets of the Corporation.

     The members of the Audit Committee are Messrs. Christie, Ducommun and Moore. The Audit Committee, which met formally five times during 2000, reviews the scope of audits, audit procedures and the results of audits with the corporate staff and the independent accountants, and approves all non-audit services by the independent accountants. The Audit Committee is governed by a charter which it has adopted, which is attached to this Proxy Statement as Appendix A. The Corporation's securities are listed on the New York Stock Exchange and are governed by its listing standards. All of the members of the Audit Committee meet the independence standards of Sections 303.01(B)(2) and (3) of the New York Stock Exchange's listing standards.

     The members of the Compensation Committee are Messrs. Barkeley, Crosby, Moore and Mullaney. The Compensation Committee, which met formally once during 2000, reviews and recommends compensation for officers, grants stock options and administers stock option programs.

     The members of the Nominating Committee were Messrs. Berenato, Conese and Ducommun. The Nominating Committee, which did not formally meet during 2000, reviews and recommends to the Board of Directors the nominees for election as directors of the Corporation at the Annual Meeting of Shareholders or otherwise by the Board of Directors. The Nominating Committee may, in its discretion, consider nominees recommended by Shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 12, 2001. The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of March 12, 2001. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

     For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                 NAME AND ADDRESS                   NUMBER OF        PERCENTAGE
                 OF SHAREHOLDERS                     SHARES           OF CLASS
                 ----------------                   ---------        ----------
Robert C. Ducommun                                    832,366(1)        8.7%
  1155 Park Avenue
  New York, NY 10128
The Clark Estates, Inc.                             1,679,716(2)       17.4%
  One Rockefeller Plaza, 31st Floor
  New York, NY 10020
Kevin S. Moore                                      1,690,214(2)       17.5%
  One Rockefeller Plaza, 31st Floor
  New York, NY 10020
FMR Corporation                                     1,090,500(3)       11.3%
  82 Devonshire Street
  Boston, MA 02109
Neuberger & Berman, LLC                               584,825(4)        6.1%
  605 Third Avenue
  New York, NY 10158
Royce & Associates, Inc.                              968,100(5)       10.1%
  1414 Avenue of the Americas
  New York, NY 10019

---------------
(1) The number of shares includes (i) 75,148 shares held by a foundation of which Mr. Ducommun is an officer, (ii) 238,818 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) 2,900 shares owned by Mr. Ducommun's wife and step daughters and 3,000 shares owned by his nephews, as to which he disclaims any beneficial interest, (iv) 1,000 shares held in an IRA for the benefit of himself, (v) 10,500 shares issuable upon exercise of stock options. Mr. Ducommun has sole voting and sole investment power as to 512,500 shares, shared voting power as to 238,818 shares and shared investment power as to 81,048 shares.

(2) The information is based on a Schedule 13D filed with the SEC dated July 29, 1992, an amendment to Schedule 13D filed with the SEC dated April 5, 2000, and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,679,714 shares, including The Clark Foundation which owns 586,053 shares. Kevin S. Moore, President of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,679,714 shares, as to which he disclaims any beneficial interest. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,679,714 shares. Mr. Moore's shares include 10,500 shares issuable upon exercise of stock options.

(3) The information is based on a Schedule 13G filed with the SEC dated February 14, 2001. FMR Corp. has sole investment power as to 1,090,500 shares.

(4) The information is based on a Schedule 13G filed with the SEC dated February 1, 2001. Neuberger & Berman, LLC has sole voting power as to 327,525 shares, shared voting power as to 248,750 shares, and shared investment power as to 584,825 shares.

(5) The information is based on a Schedule 13G filed with the SEC dated February 15, 2001.

SECURITY OWNERSHIP OF MANAGEMENT

                                                      NUMBER           PERCENTAGE
                      NAME                         OF SHARES(1)         OF CLASS
                      ----                         ------------        ----------
Norman A. Barkeley                                    117,327              1.2%
Joseph C. Berenato                                    195,563              2.0%
H. Frederick Christie                                  15,000                *
Eugene P. Conese, Jr.                                   8,000                *
Ralph D. Crosby, Jr.                                    3,000                *
Robert C. Ducommun                                    832,366(2)           8.7%
Kevin S. Moore                                      1,690,214(3)          17.5%
Thomas P. Mullaney                                     12,000                *
Jeffrey P. Abbott                                      24,282                *
Paul L. Graham                                          5,000                *
Robert L. Hansen                                       74,604                *
James S. Heiser                                        29,128                *
All Directors and Executive Officers as a Group
  (18 persons)                                      3,135,526             31.3%

---------------
 *  Less than one percent.

(1) The number of shares includes the following shares that may be purchased within 60 days after March 12, 2001 by exercise of outstanding stock options: 61,500 by Mr. Barkeley, 131,875 by Mr. Berenato, 22,594 by Mr. Abbott, 5,000 by Mr. Graham, 62,000 by Mr. Hansen, 13,875 by Mr. Heiser, 10,500 by each of Messrs. Christie, Ducommun, Moore and Mullaney, and 3,000 by each of Messrs. Conese and Crosby, and 403,961 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 6,750 held in an IRA for the benefit of himself, 8,200 held in trust for the benefit of his sons, and 425 held in an IRA for the benefit of his wife.

(2) See the information set forth in Note 1 to the table under "Security Ownership of Certain Beneficial Owners."

(3) See the information set forth in Note 2 to the table under "Security Ownership of Certain Beneficial Owners."

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Corporation's chief executive officer and the other four most highly-paid executive officers of the Corporation (including subsidiary presidents) for the three fiscal years ended December 31, 2000. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table. In the following tables, the number of shares underlying stock options and the exercise price per share for stock options have been adjusted to reflect the 3-for-2 stock split in June 1998.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                               ANNUAL COMPENSATION       ------------
                                           ---------------------------   STOCK OPTION      ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)      AWARDS      COMPENSATION(1)
       ---------------------------         ----   ---------   --------   ------------   ---------------
Joseph C. Berenato                         2000   $350,012    $      0      15,000          $3,400
  Chairman of the Board,                   1999    350,012     100,000      50,000           6,544
  President and Chief Executive Officer    1998    311,553     250,000      37,500           4,353
Jeffrey P. Abbott                          2000    153,085      70,000       4,000           3,062
  President, Aerochem, Inc.                1999    140,492      45,000       7,000           2,810
                                           1998    124,526      65,000      13,125           2,490
Paul L. Graham                             2000    178,365      65,000       2,000           3,400
  President, Ducommun                      1999     66,634      30,000      18,000             458
  Technologies, Inc.                       1998     99,827     116,000           0           1,996
Robert L. Hansen                           2000    199,231           0       5,000           3,400
  President, AHF-Ducommun                  1999    190,000      75,000       9,000           3,200
  Incorporated                             1998    179,616     135,000      15,000           3,273
James S. Heiser                            2000    191,350           0       4,000           3,400
  Vice President, Chief Financial
  Officer,                                 1999    185,000      70,000      10,000          12,958
  General Counsel, Secretary and
  Treasurer                                1998    178,654     140,000      10,500           6,308

---------------
(1) This column includes the Corporation's matching contributions under its 401(k) plan. This column also includes above-market interest earned on deferred compensation for Messrs. Berenato and Heiser of $0 and $0, respectively, in 2000, $3,344 and $9,758, respectively, in 1999, and $1,153 and $3,108, respectively, in 1998.

(2) Mr. Graham was employed by a subsidiary of the Corporation only for a part of each of the years 1998 and 1999.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                                VALUE AT ASSUMED
                         ---------------------------------------------------------------------   ANNUAL RATES OF STOCK
                                                  PERCENT OF TOTAL                               PRICE APPRECIATION FOR
                               NUMBER OF         OPTIONS GRANTED TO   EXERCISE OR                    OPTION TERM(3)
                         SECURITIES UNDERLYING      EMPLOYEES IN      BASE PRICE    EXPIRATION   ----------------------
         NAME             OPTIONS GRANTED(1)        FISCAL YEAR        ($/SH)(2)       DATE         5%          10%
         ----            ---------------------   ------------------   -----------   ----------   ---------   ----------
Joseph C. Berenato              15,000                  14.1%           $10.625      1/25/07      $64,882     $151,199
Jeffrey P. Abbott                4,000                   3.6%            10.625      1/25/07       17,302       40,320
Paul L. Graham                   2,000                   1.9%            10.625      1/25/07        8,651       20,160
Robert L. Hansen                 5,000                   4.7%            10.625      1/25/07       21,627       50,400
James S. Heiser                  4,000                   3.6%            10.625      1/25/07       17,302       40,320

---------------
(1) The stock options granted to the other named executive officers become exercisable in increments of 25% of the number of shares granted on the anniversary date of the date of grant so that the options are fully exercisable on and after January 26, 2004. However, the stock options become fully exercisable immediately in the event of a change of control of the Corporation. A change of control of the Corporation is defined in the stock option agreement to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation.

(2) The exercise price may be paid by delivery of already owned shares.

(3) These amounts represent certain assumed rates of annual appreciation specified in the regulations adopted by the SEC and, therefore, are not intended to forecast future price performance of the Corporation's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on stock option exercises in 2000 by the named executive officers and the value of such executive officers' unexercised stock options at December 31, 2000.

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                          AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
                       SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
        NAME           ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ---------------   -----------   -----------   -------------   -----------   -------------
Joseph C. Berenato          3,000         $  7,750       139,625        76,875        $535,488          $0
Jeffrey P. Abbott           5,625           45,938        16,562        15,813          44,454           0
Paul L. Graham                  0                0         4,500        15,500               0           0
Robert L. Hansen           17,250          140,875        54,750        19,250         179,064           0
James S. Heiser             8,750          114,431        19,000        16,750          98,206           0

KEY EXECUTIVE SEVERANCE AGREEMENTS

     Messrs. Berenato, Abbott, Graham, Hansen and Heiser are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if the employment of an executive officer is terminated without cause (as defined in the agreements), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if the employment of the executive is terminated within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of two years, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or (ii) if the employment of the executive is terminated other than within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of one year. A change in control of the Corporation is defined in the key executive severance agreements to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation. In the event of a change in the executive's position or duties, a reduction in the executive's base salary as increased from time to time, a removal from eligibility to participate in the Corporation's bonus plan and other events as described in the agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions relating to compensation of the Corporation's executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a nonemployee director of the Corporation.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation's financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. Overall compensation of executive officers is set at levels that the Compensation Committee believes to be competitive with other companies of similar size in the Los Angeles area.

     In addition, executive officer compensation reflects the importance to the Corporation of achieving growth in sales, net income and cash flow. As a result, executive officer compensation emphasizes cash compensation consisting of a base salary and an annual bonus, and long-term noncash stock option awards. The Corporation generally does not provide any long-term cash incentive plans, pension, profit-sharing or other retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

     Annual bonuses are awarded on a discretionary basis by the Compensation Committee with consideration given to the Corporation achieving specified levels of sales, net income, return on assets and cash flow and on the individual performance of executive officers. The Corporation's subsidiary presidents are also measured based upon the financial performance of their operating units. Annual bonuses are targeted at 30% - 50% of base salary depending on the particular executive officer involved, with an upper range of annual bonus eligibility of twice the targeted amount.

     No bonuses were awarded for 2000 to the officers of the Corporation, including the Chief Executive Officer, because the Corporation did not meet the targeted financial performance measures in 2000. Bonuses were awarded to two subsidiary presidents (who are considered executive officers of the Corporation for purposes of this Proxy Statement) based on the financial performance of their operating units in 2000.

     Stock option awards are made periodically to provide management with an ownership interest in the Corporation and significant stock-based performance compensation. Stock option awards are made based on the responsibilities and performance of the particular executive officers, and are designed to provide a substantial portion, which could range up to 50%, of total compensation in a form tied directly to the Corporation's stock performance. All stock options are granted at the market price of the Corporation's common stock on the date of grant and, as such, will have value only in the event of an increase in the Corporation's stock price.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The determination of the Chief Executive Officer's salary, bonus and grant of stock options in 2000 followed all of the policies, and were based on the considerations, set forth above with respect to executive officers generally.

                                          Compensation Committee

                                          Thomas P. Mullaney, Chairman
                                          Norman A. Barkeley
                                          Ralph D. Crosby, Jr.
                                          Kevin S. Moore

AUDIT FEES

     For the nine-month period ended September 30, 2000 and the year ended December 31, 1999, PricewaterhouseCoopers LLP, the Corporation's independent public accountants, billed the Corporation an aggregate of $18,000 and $297,000 respectively for professional services rendered for the audit of the Corporation's financial statements for such period and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q during such period.

ALL OTHER FEES

     For the nine-month period ended September 30, 2000 and the year ended December 31, 1999, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $85,983 and $258,004 respectively for all other services not described above under the captions "Audit Fees" during such periods.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Corporation's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditors provision of information technology services and other non-audit services to the Corporation is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

H. Frederick Christie -- Chair
Robert C. Ducommun
Kevin S. Moore

     The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return with the cumulative total return of the Russell 2000 Index and an Aerospace/Defense Industry Peer Group for the periods indicated. The graph is not necessarily indicative of future price performance.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                   TOTAL RETURN AMONG DUCOMMUN INCORPORATED,
                             RUSSELL 2000 INDEX AND
                    AEROSPACE/DEFENSE INDUSTRY PEER GROUP(1)

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
Ducommun
 Incorporated   [ ]   $100.00   $218.99   $353.80   $209.81   $165.19   $168.04
Russell 2000
 Index           +    $100.00   $116.49   $142.54   $138.91   $168.44   $163.05
Peer Group       X    $100.00   $135.50   $155.04   $105.40   $ 92.56   $ 91.90
--------------------------------------------------------------------------------

(1) The Aerospace/Defense Industry Peer Group used in the Performance Graph was developed in 1993 to comply with SEC regulations and initially consisted of:
    AAR Corp., EDO Corporation, Hexcel Corporation, Hi-Shear Industries, Inc., Logicon, Inc., M/A-COM Inc., Moog Inc., Nichols Research Corporation, Rohr, Inc., Sparton Corp., TransTechnology Corporation, UNC Inc., United Industrial Corp., Watkins-Johnson Company and Wyman-Gordon Company. Since 1993, several of these companies have been acquired and their performance has been omitted from the Aerospace/Defense Industry Peer Group performance results since the year of acquisition: M/A-COM Inc. in 1995, Logicon, Inc., Rohr, Inc., and UNC Inc. in 1997, Nichols Research Corporation and Wyman-Gordon Company in 1999, and Watkins-Johnson Company in 2000.

                    2. APPROVAL OF 2001 STOCK INCENTIVE PLAN

INTRODUCTION

     On March 13, 2001, the Board of Directors of the Corporation adopted the 2001 Stock Incentive Plan (the "Stock Plan"), subject to shareholder approval. Shareholders are being asked to approve the Stock Plan at the Annual Meeting. The following is a description of the material features of the Stock Plan. The complete text of the Stock Plan approved by the Board of Directors is attached hereto as Appendix B to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix B. The term "employees" in the following discussion is used to refer to officers and directors and other employees of the Corporation and its subsidiaries.

     The purpose of the Stock Plan is to enable the Corporation and its subsidiaries to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Corporation. Employees of the Corporation and its subsidiaries will be eligible to be considered for the grant of awards under the Stock Plan. As of March 13, 2001, approximately 70 persons were so eligible.

     The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Stock Plan is 475,000, subject to adjustments to prevent dilution. Such maximum number does not include the number of shares of Common Stock issued pursuant to awards under the Stock Plan, and subsequently reacquired by the Corporation pursuant to the terms and conditions of such awards.

ADMINISTRATION

     The Stock Plan will be administered by the Compensation Committee, which will be a committee of disinterested directors appointed by the Board of Directors of the Corporation (the "Committee"), or by the Board of Directors as a whole for issuances of awards to directors. The Committee will consist of two or more non-employee directors of the Corporation. The Committee has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the Stock Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Corporation of specified performance criteria. The expenses of administering the Stock Plan will be borne by the Corporation.

AWARDS

     The Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with an exercise or conversion privilege at a price related to Common Stock or with a value derived from the value of Common Stock. Awards to employees are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Any stock option granted to an employee may be a tax-benefited incentive stock option (an "Incentive Option") or a nonqualified stock option that is not tax-benefited (a "Nonqualified Option"). An award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative. Common Stock may be issued pursuant to awards under the Stock Plan for any lawful consideration as determined by the Committee, including, without limitation, services rendered by a recipient of an award under the Stock Plan. On March 12, 2001, the closing sales price of the Common Stock on the New York Stock Exchange was $14.25.

     An award to an employee may permit the employee to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Corporation or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee.

ACCELERATION

     An award granted under the Stock Plan to an employee may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Corporation or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Corporation or other significant corporate transaction.

DURATION OF THE STOCK PLAN

     Awards may not be granted under the Stock Plan after the tenth anniversary of the adoption of the Stock Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Stock Plan.

AMENDMENT AND TERMINATION

     Subject to limitations imposed by law, the Board of Directors of the Corporation may amend or terminate the Stock Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Plan of any rights thereunder without his or her consent.

CERTAIN FEDERAL LAWS

  Federal Securities Laws

     Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and 10% stockholders of the Corporation ("Insiders") are generally liable to the Corporation for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer of director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will be an exempt purchase of a security for Section 16(b) purposes provided that the recipient of the option holds the option or the underlying shares for at least six months from the date of grant. The Plan is designed to comply with Rule 16b-3.

  Federal Income Tax Treatment

     The following is a brief description of the federal income tax treatment that generally will apply to options granted under the Stock Plan, based on federal income tax laws in effect on the date of this Proxy Statement.

The exact federal income tax treatment of options will depend on the specific circumstances of the optionee. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws. Optionees are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of options, and the disposition of any acquired shares.

  Incentive Options

     Pursuant to the Stock Plan, employees may be granted options which are intended to qualify as Incentive Options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, the optionee is not taxed and the Corporation is not entitled to a deduction on the grant or the exercise of an Incentive Option. If the optionee sells the shares acquired upon the exercise of an Incentive Option ("Incentive Option Shares") at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option and (b) two years after the date of grant of such Incentive Option (the "Incentive Option holding period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Option Shares, and the Corporation will not be entitled to any deduction. However, if the optionee disposes of the Incentive Option Shares at any time during the Incentive Option holding period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Option Shares on the date of exercise,
(2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Option Shares on the date of exercise, over the exercise price paid for the Incentive Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Option Shares over the sales price of the Incentive Option Shares, and (4) the Corporation will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

     For purposes of computing an optionee's "alternative minimum tax," an Incentive Option is treated as a Nonqualified Option, as discussed below. Thus, the amount by which the fair market value of Incentive Option Shares on the date of exercise (or such later date as discussed below under "Special Rules for Insiders") exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI"). The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the optionee's
AMTI) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. A taxpayer's alternative minimum tax attributable to this spread may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax in any such year.

  Nonqualified Options

     The grant of a Nonqualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonqualified Option ("Nonqualified Option Shares") (determined as of the date of the exercise) over the exercise price of such option, and the Corporation will be entitled to a deduction equal to such amount. See "Special Rules for Insiders," below. A subsequent sale of the Nonqualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. If an optionee receives a Nonqualified Option having an exercise price that is only a small fraction of the value of the underlying Nonqualified Option Shares on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

  Special Rules for Insiders

     If an optionee is an Insider subject to Section 16 of the Exchange Act, the timing of the recognition of any ordinary income may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received on exercise of an option, unless the Insider makes an election under Section 83(b) of the Code within 30 days after exercise to recognize ordinary income based on the value of the common shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the Stock Plan.

  Miscellaneous Tax Issues

     Awards may be granted under the Stock Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Corporation will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Stock Plan.

     With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the Stock Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

     The Stock Plan provides that, in the event of certain changes in ownership or control of the Corporation, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Corporation will be denied any deduction with respect to such payment. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change in ownership or control of the Corporation would give rise to an excess parachute payment.

     In certain instances the Corporation may be denied a deduction for compensation (including compensation attributable to options) to certain officers of the Corporation to the extent the compensation exceeds $1 million in a given year.

     The affirmative vote of a majority of the shares of the Corporation's Common Stock represented in person or by proxy and entitled to vote at a duly held stockholders meeting is required for the approval of the Stock Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PLAN.

                                    REPORTS

     The Annual Report of the Corporation for the fiscal year ended December 31, 2000, describing the Corporation's operations and including audited financial statements and information about the Executive Officers of the Company, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation's securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 111 West Ocean Boulevard, Suite 900, Long Beach, California 90802,
Attn: James S. Heiser, Secretary.

                            INDEPENDENT ACCOUNTANTS

     The Corporation's independent accountants for the current fiscal year, as well as for the fiscal year ended December 31, 2000, are PricewaterhouseCoopers LLP. A representative of such firm will be afforded the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders in attendance.

                             SHAREHOLDER PROPOSALS

     From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation's annual proxy materials. All such proposals must be submitted to the Secretary of the Corporation in writing no later than November 27, 2001 and comply with the SEC regulations, in order to be considered for inclusion in the Corporation's 2002 proxy materials.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

                                            By Order of the Board of Directors

                                                     James S. Heiser
                                                        Secretary

Long Beach, California
March 24, 2001

                                                                      APPENDIX A

                             DUCOMMUN INCORPORATED
                            AUDIT COMMITTEE CHARTER

     1. Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairperson. For purposes hereof, "independent" shall mean a director who meets the New York Stock Exchange definition of "independence," as determined by the Board.

     Each member of the Company's Audit Committee must be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, both as provided in the Board's judgment.

     2. Purposes, Duties and Responsibilities. The Audit Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

          (a) Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditor of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

          (b) Review with the independent auditor their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters.

          (c) Review with the independent auditor the written statement from the auditor, required by Independence Standards Board Standard No. 1, concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

          (d) Review and discuss with management and the independent auditor the Company's annual audited financial statements, including a discussion of the auditor's judgment as to the quality of the Company's accounting principles.

          (e) Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor's interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Audit Committee chairperson may perform this responsibility on behalf of the Audit Committee.

          (f) Recommend to the Board of Directors whether, based on the review and discussions described in paragraphs (c) through (e) above, the financial statements should be included in the Annual Report on Form 10-K.

          (g) Review the adequacy of the Company's internal controls.

          (h) Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports.

          (i) Review material pending legal proceedings involving the Company and other contingent liabilities.

          (j) Review the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate.

     3. Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally five times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings and shall make such reports to shareholders as are required by applicable regulations or as are deemed advisable in the Committee's judgment. The majority of the members of the Audit Committee shall constitute a quorum.

                                                                      APPENDIX B

                             DUCOMMUN INCORPORATED
                           2001 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE OF PLAN

     The purpose of the 2001 Stock Incentive Plan (the "Plan") of Ducommun Incorporated, a Delaware corporation (the "Corporation"), is to enable the Corporation and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Corporation.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

     Any person who is an employee or a nonemployee director of the Corporation or any of its subsidiaries (a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

SECTION 3. AWARDS

     (a) The Board of Directors and/or the Committee (as hereinafter defined), on behalf of the Corporation, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Corporation ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Corporation, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

             (A) the delivery of previously owned shares of capital stock of the Corporation (including "pyramiding") or other property, provided that the Corporation is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

             (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

             (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.

          (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Board of Directors and/or the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Corporation, an acquisition of a specified percentage of the voting power of the Corporation, the dissolution or liquidation of the Corporation, a sale of substantially all of the property and assets of the Corporation or an event of the type described in Section 7 hereof; or

          (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"), provided that the recipient of such Award is eligible under the Internal Revenue Code to receive an Incentive Stock Option.

SECTION 4. STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 475,000, subject to adjustment as provided in Section 7 hereof.

     (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares which were subsequently reacquired by the Corporation pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

          (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Corporation as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

SECTION 5. DURATION OF PLAN

     Awards shall not be granted under this Plan after March 13, 2011. Although Common Shares may be issued after March 13, 2011 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after March 13, 2021.

SECTION 6. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by the Board of Directors of the Corporation or a committee of the Board of Directors (the "Committee") consisting of two or more directors, each of whom is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time).

     (b) Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

          (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

          (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

          (v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

SECTION 7. ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the Board of Directors and/or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and
(b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

SECTION 8. AMENDMENT AND TERMINATION OF PLAN

     The Board of Directors may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

SECTION 9. EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of March 13, 2001 provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

SECTION 10. LEGAL REQUIREMENTS

     No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. It is the Corporation's intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

PROXY

                             DUCOMMUN INCORPORATED
            111 WEST OCEAN BOULEVARD - LONG BEACH, CALIFORNIA 90802

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 2, 2001

The undersigned hereby appoints JAMES S. HEISER, SAMUEL D. WILLIAMS, and
KENNETH R. PEARSON, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 12, 2001, at the Annual Meeting of Shareholders to be held on May 2, 2001, and at any adjournments or postponements thereof.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                           (CONTINUED ON OTHER SIDE)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               the example.

                                                                        WITHHELD
1. ELECTION OF DIRECTORS                                   FOR          FOR ALL
                                                           [ ]            [ ]
   Nominees: Norman A. Barkeley, H. Frederick Christie and Kevin S. Moore

   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

   ----------------------------------------------------

2. APPROVAL OF THE 2001 STOCK INCENTIVE PLAN              FOR   AGAINST  ABSTAIN
                                                          [ ]     [ ]      [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                          THIS PROXY WHEN PROPERLY EXECUTED
                                          WILL BE VOTED IN THE MANNER DIRECTED
                                          HEREIN BY THE UNDERSIGNED SHAREHOLDER.
                                          IF NO DIRECTION IS MADE, THIS PROXY
                                          WILL BE VOTED FOR PROPOSAL 1 AND FOR
                                          PROPOSAL 2.

                                          This proxy may be revoked at any time
                                          prior to the voting thereof. All other
                                          proxies heretofore given by the
                                          undersigned are hereby expressly
                                          revoked.
                                    ____
                                       |  THIS PROXY IS SOLICITED ON BEHALF OF
                                       |  THE BOARD OF DIRECTORS.


Signature(s)______________________________________________ Dated:_________, 2001

Please sign exactly as the name appears below. When shares are held by joint-tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE